EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
    In connection with the accompanying Quarterly Report on Form 10-Q of Tenneco Inc. (the “Company”) for the period ended September 30, 2020, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Brian J. Kesseler as Chief Executive Officer of the Company and Matti Masanovich, as Executive Vice President and Chief Financial Officer of the Company, hereby certify that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ BRIAN J. KESSELER
Brian J. Kesseler
Chief Executive Officer

/s/ MATTI MASANOVICH
Matti Masanovich
Executive Vice President and Chief Financial Officer
Dated: November 5, 2020

This certification shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934. In addition, this certification shall not be deemed to be incorporated by reference into any filing under the Securities Exchange Act of 1933 or the Securities Exchange Act of 1934.
    A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.